SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]    Preliminary Information Statement

[X]    Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                          KRYSTAL DIGITAL CORPORATION.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)    Title of each class of securities to which transaction applies:


       (2)    Aggregate number of securities to which the transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

       (4)    Proposed maximum aggregate value of transaction:


       (5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount previously paid:
       (2)     Form, Schedule or Registration Statement No.:
       (3)     Filing Party:
       (4)     Date Filed:

                           KRYSTAL DIGITAL CORPORATION
                         925 WEST LAMBERT ROAD, SUITE A
                                 BREA, CA 92821

                                 --------------

                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                                 --------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                 --------------

                                  INTRODUCTION

This notice and information statement (the "INFORMATION STATEMENT") was mailed on or about January 6, 2004 to the stockholders of record, as of January 5, 2004, of Krystal Digital Corporation, a Delaware corporation (the "COMPANY") pursuant to: Section 14(c) of the Exchange Act to inform the Stockholders that the majority stockholders of the Company executed a written consent dated December 5, 2003 providing for an amendment to the Company's Restated Certificate of Incorporation reducing its issued and outstanding shares of common stock through undertaking a one for five reverse stock split. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

Our board of directors has unanimously approved the reverse stock split, as have stockholders representing a majority of our issued and outstanding shares of common stock. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the essential terms of the reverse stock split and contains certain information concerning the reverse stock split. The certificate of amendment effectuating the reverse stock split is attached to this Information Statement as EXHIBIT A. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the "COMMISSION"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 925 West Lambert Road, Suite A, Brea, CA 92821. The Company's telephone number is (714) 990-9400.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                           KRYSTAL DIGITAL CORPORATION
                         925 WEST LAMBERT ROAD, SUITE A
                                 BREA, CA 92821

                                 --------------

                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                                 --------------

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

1. A one for five reverse stock split, to be effective as of the filing of an amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State, attached hereto as EXHIBIT A.

         The Board of Directors has fixed the close of business on January 5, 2004, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                             By order of the Board of Directors,



                                             /s/ Phillip Trad
                                             ------------------------------
January 5, 2004                              Phillip Trad
                                             President

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RECENT EVENTS - ACQUISITION OF SHECOM CORPORATION

On August 22, 2003, the Company, Shecom Acquisition Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Mergeco"), and Shecom Corporation, a Colorado corporation ("Shecom"), entered into an Agreement and Plan of Reorganization, as amended on September 24, 2003 (collectively, the "Merger Agreement"). The Merger Agreement was approved by the board of directors of each of the Company and Mergeco on August 22, 2003 and on September 24, 2003, and became effective on November 5, 2003.

Pursuant to the terms of the Merger Agreement, Mergeco was merged with and into Shecom (the "Merger"), with Shecom as the surviving corporation of the Merger. As a result of the Merger, the outstanding shares of capital stock of each of Mergeco and Shecom were converted or canceled in the manner provided by the Merger Agreement, the separate corporate existence of Mergeco ceased, and Shecom continued unimpaired as the surviving corporation in the Merger as a wholly owned subsidiary of the Company.

Prior to the Merger, Kevin R. Keating owned approximately 93.1% of the shares of its common stock. In connection with the Merger, the Company issued to the current shareholders of Shecom and the holders of warrants to purchase additional shares of Shecom common stock, that number of shares of Common Stock and warrants to purchase additional shares of Common Stock as represented (assuming full exercise of such warrants) 87.5% of the issued and outstanding shares of Common Stock on a fully-diluted basis, after giving effect to the Merger (the "Merger Shares").

Following the Merger, the Company changed its corporate name from ESCAgenetics Corporation to "Krystal Digital Corporation," and all of the directors and officers of the Company were replaced by designees appointed by Shecom. Please see the Definitive Schedule 14C as filed with the Commission on October 8, 2003 and the Current Report on Form 8-K filed therewith on November 11, 2003.

                                  REVERSE SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and a shareholders holding a majority of the Common Stock have approved a resolution to effect a one-for-five (1:5) reverse stock split (the "Reverse Split") of the Common Stock. The Board and such shareholders believe that the Reverse Split is in the Company's best interests, principally because it may increase the trading price of the Common Stock. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

The immediate effect of the Reverse Split will be to reduce the number of shares of Common Stock from approximately 25,000,057 to approximately 5,000,011 on a fully diluted basis and from approximately 22,948,438 to approximately 4,589,688 such shares presently issued and outstanding. Although the Reverse Split may increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split, nor can there be any assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions.

Another potential benefit of the Reverse Split would be a substantial reduction in the transaction costs associated with trading in the Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup" - that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread").

Further, the Board of Directors and the majority shareholders believe that the reduction in the number of shares of Common Stock outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the stockholders could enhance the public and institutional perception of the Company's Common Stock and thus generate investor interest.

In addition, the Board believes that listing the shares of Common Stock on Nasdaq may provide a broader market for the Company's Common Stock and facilitate the use of the Common Stock in financing transactions and that a reverse stock split is a necessary if not sufficient condition for obtaining a Nasdaq listing.

The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down.

The Reverse Split of the Common Stock is expected to become effective on or about January 26, 2004 (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 5 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

The Company cannot predict whether the Reverse Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

          o the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split;

          o will not adversely impact the market price of the Common Stock as a result of negative investor opinion;

          o the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced shares;

          o the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers;

          o the market price per share of Common Stock will become or remain sufficiently high to allow the Company to submit a credible listing application to Nasdaq.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue
Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

APPRAISAL RIGHTS

Pursuant to the DGCL, the holders of the Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE REVERSE SPLIT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Restated Certificate of Incorporation and take all related actions which is not shared by all other holders of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kevin R. Keating, the former President and controlling stockholder of the Company, is the father of the principal stockholder of Keating Investments, LLC, the investment banking firm that rendered services to the Company in connection with the Merger. Keating Investments LLC received an aggregate of 175,000 shares of common stock as compensation for its services in connection the negotiation and consummation of the Merger. Mr. Keating is not affiliated with and has no equity interest in Keating Investments, LLC and disclaims any beneficial interest in the Company common stock to be issued to Keating Investments, LLC. Similarly, Keating Investments, LLC disclaims any beneficial interest in the shares of Company common stock currently owned by Kevin R. Keating.

Vincent J. Franzone, a member of the board of directors of the Company, received 125,000 shares of Krystal Digital Common Stock upon closing of the Merger, as compensation in connection with his introduction of Shecom Corporation to the Company and its investment bankers.

Under a proposed strategic alliance and distribution arrangement, it is contemplated that Messrs. Raju Shewa, Phillip G. Trad and Fred Anavim, three of the principal stockholders and the senior executive officers of Shecom, will own approximately 25% of the capital stock of Azia Digital Corporation, a Delaware corporation ("ADC"). ADC has been organized to purchase a line of digital televisions, flat screen computer monitors, DVDs and other home entertainment consumer electronic products from an unaffiliated manufacturer of such products located in mainland China. It is contemplated that ADC will finance the purchase of such products and resell them to Shecom at a profit of between 10% and 20% of ADC's cost under a proposed distribution agreement with Shecom. An affiliate of the Chinese manufacturer will own the remaining 75% equity interest in ADC. Shecom believes that this arrangement will enable it to establish, without significant financing costs, a strategic alliance with a substantial manufacturer that provides private label home entertainment consumer electronic products to major OEMs and distributors, and become the exclusive distributor of these products in North America.

In 2000 and 2001, Shecom borrowed an aggregate of approximately $4.9 million from Raju Shewa, the principal stockholder, Chairman of the Board and Chief Executive Officer of Shecom. These loans are evidenced by various Shecom notes payable to Mr. Shewa bearing interest at rates between 6% and 9% per annum. The Shecom notes payable to Mr. Shewa mature between December 31, 2007 and 2010, and are subordinated to all indebtedness owed by Shecom to its principal senior secured lender.

Raju Shewa has guaranteed repayment of an aggregate of $2.0 million of bridge loans made by certain unaffiliated investors to Shecom in early 2003, and secured such guaranty by a second mortgage and deed of trust on his personal residence and on the real estate located in Yorba Linda, California that was previously leased to Shecom, as its principal executive offices, warehouse and assembly facility. In connection with the recent sale of the sale of the Yorba Linda, California property, the approximately $294,000 of net cash proceeds received by the Shewa Family Trust in excess of the amount required to retire a first mortgage and deed of trust securing such property was placed in escrow for the benefit of the holders of $2.0 million of bridge notes. In October 2003, $75,000 of such proceeds were used for a down payment in connection with the contemplated purchase by the Shewa trust of a replacement property in Brea, California to be leased to Shecom upon completion of construction. Such replacement facility is expected to be ready for occupancy by Shecom in or about June 2004.

Upon completion of the new facility purchased by the Shewa Family Trust for approximately $2.3 million, it is anticipated that Shecom will lease such facility under a five year triple net lease (with Shecom paying all operating expenses) at an annual rental of $180,000 per annum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information as of the Record Date with respect to (i) each current director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group and (iii) each person known to the Company to be a beneficial owner of more than 5% of its outstanding voting securities. Each share of Common Stock is entitled to one vote. Unless otherwise noted, the address of each of the individuals listed below is c/o Shecom Corporation, 22951 La Palma Avenue, Yorba Linda, California 92887.

                                                 NUMBER OF SHARES
NAME                                           BENEFICIALLY OWNED(1)     PERCENTAGE OWNED
----                                           ---------------------     ----------------

Raju Shewa, Chairman of the Board and
Chief Executive Officer (2)                         10,000,000                 40.0%

Phillip G. Trad, President and Director(2)           2,000,000                  8.0%

Fred Anavim, Chief Financial Officer and
Director(2)                                          2,000,000                  8.0%

Vincent J. Franzone, Director(2) (3)                   625,000                  2.5%

John Titus, Director Nominee                                 0                   --

Michael Khorandi                                     5,000,000                 20.0%

Keating Investments, LLC                               875,000                  3.5%

All directors and executive officers as a
group                                               20,731,000                 82.9%

-----------
(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by him.

(2) Messrs. Shewa, Trad, Anavim and Franzone are designees of Shecom and became members of the board of directors of Krystal Digital upon consummation of the Merger. Immediately following the Merger, Kevin R. Keating and Margie L. Blackwell, the two former directors of the Company, resigned as officers and directors.

(3) Upon completion of the Merger, an aggregate of 1,250,000 shares of Common Stock were issued in equal amounts to each of Mr. Franzone and his business associate in connection with their introduction of the Company to Shecom and its investment bankers.


                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock.

The following is a summary of some of the provisions of the Company's Common Stock and of its restated certificate of incorporation.

The holders the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available therefor. In the event of the Company' liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Immediately following the effectuation of the Reverse Split as described previously, there will be approximately 5,000,011 shares of Common Stock issued and outstanding on a fully diluted basis.

                             SOLICITATION OF PROXIES

The Company is making the making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.

                              STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

By Order of the Board of Directors,


/s/ Phillip Trad
----------------------------
Phillip Trad,  President and Director
January 5, 2004

                                                                       EXHIBIT A


                           CERTIFICATE OF AMENDMENT TO
    THE RESTATED CERTIFICATE OF INCORPORATION OF KRYSTAL DIGITAL CORPORATION.

                                    * * * * *

         Krystal Digital Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duly amending the Restated Certificate of Incorporation of the Company, as follows:

         RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation providing for a 1-for-5 reverse stock split of its shares of common stock;

         SECOND: That a new article of the Restated Certificate of Incorporation reading as follows shall be added thereto:

         Pursuant to the resolution for a reverse stock split approved by the Stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated__________, 2004, declared a 1-for-5 reverse stock split effective upon the filing of this certificate of amendment.

         THIRD: That a majority of the Company's Stockholders have approved the amendment to the Restated Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

                  IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Phillip Trad, its President, this __day of ___________, 2004.


                                              By:
                                                  -----------------------------
                                                     Phillip Trad, President






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